Exhibit 99.1

EyePoint Pharmaceuticals Appoints Michael C. Pine as Chief Corporate Development and Strategy Officer

WATERTOWN, Mass, January 10, 2022 (GLOBE NEWSWIRE) – EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a pharmaceutical company committed to developing and commercializing therapeutics to help improve the lives of patients with serious eye disorders, today announced the appointment of Michael C. Pine as Chief Corporate Development and Strategy Officer. Mr. Pine brings over 20 years of business and corporate development expertise, leveraging experience from various roles at small and large pharmaceutical companies.

“We are delighted to welcome Michael to our executive leadership team, bringing his impressive track record of successfully generating corporate growth and driving strategy for global pharmaceutical companies,” said Nancy Lurker, Chief Executive Officer of EyePoint Pharmaceuticals. “Michael’s insight and strategic experience will make him an indispensable member of the team as we progress our vision of advancing our pipeline and bringing sustained release delivery technology to patients both in the United States and around the world.”

Mr. Pine has over 20 years of experience in the pharmaceutical industry, serving in various business development and strategy roles. Most recently, Mr. Pine was a Senior Vice President of Business Development and Strategy at Medexus Pharmaceuticals, where he identified, evaluated and executed several transactions critical to the growth of the organization. Mr. Pine held roles of increasing responsibility at Lupin Pharmaceuticals, Aralez Pharmaceuticals, and Novartis Pharmaceuticals, where he spent over eight years building a diverse skill set in business development, commercial, operational and strategy roles. Earlier in his career, Mr. Pine was in business development roles at Kos Pharmaceuticals, Organon Biosciences, and Pfizer, as well as an Investment Banking Analyst at JP Morgan Chase. Mr. Pine holds a B.S. in Consumer Economics from Cornell University and an M.B.A from Columbia Business School.

“This is a particularly exciting time to be joining EyePoint, as the Company has shifted its focus into growing and developing its promising pipeline,” said Mr. Pine. “I look forward to working alongside this talented team as we continue to expand our pipeline and build EyePoint’s global retinal footprint to improve the lives of patients suffering with ophthalmic diseases.”

Inducement Grants under Nasdaq Listing Rule 5635(c)(4)

In connection with the hiring of Mr. Pine, the Compensation Committee of Eyepoint Pharmaceutical’s Board of Directors granted stock options to purchase an aggregate of 100,000 shares of common stock as an inducement award material to Mr. Pine entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The stock options have an exercise price equal to the closing price of EyePoint's common stock on January 10, 2022, and will vest as follows: 25% on the first anniversary and monthly through the fourth anniversary of the date of grant, subject to the terms of grant.

About EyePoint Pharmaceuticals

EyePoint Pharmaceuticals (Nasdaq: EYPT) is a pharmaceutical company committed to developing and commercializing therapeutics to help improve the lives of patients with serious eye disorders. The Company's pipeline leverages its proprietary Durasert® technology for sustained intraocular drug delivery including EYP-1901, a potential six-month intravitreal anti-VEGF treatment initially targeting wet age-related macular degeneration. The Company has two commercial products: YUTIQ®, for the treatment of chronic non-infectious uveitis affecting the posterior segment of the eye, and DEXYCU®, for the treatment of postoperative inflammation following ocular surgery. DEXYCU is now sold in the U.S. by ImprimisRx, a division of Harrow Health.  EyePoint Pharmaceuticals is headquartered in Watertown, Massachusetts.

EYEPOINT PHARMACEUTICALS SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the use of proceeds for the offering and other statements identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause EyePoint’s actual results to be materially different than those expressed in or implied by EyePoint’s forward-looking statements. For EyePoint, this includes uncertainties regarding the timing and clinical development of our product candidates, including EYP-1901; the effectiveness and timeliness of clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the continued impact of the COVID-19 pandemic on EyePoint's business, the medical community and the global economy and the impact of general business and economic conditions; the success of current and future license agreements; protection of our intellectual property and avoiding intellectual property infringement; retention of key personnel; manufacturing risks; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

For EyePoint Pharmaceuticals:

Investors:

Christina Tartaglia

Stern IR

Direct: 212-698-8700

christina.tartaglia@sternir.com

Media Contact:

Amy Phillips

Green Room Communications

Direct: 412-327-9499

aphillips@greenroompr.com